UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 7, 2014

General Agriculture Corporation

(Exact name of registrant as specified in charter)

333-174874 (Commission File Number)	Delaware (State or other jurisdiction of incorporation)	35-2379917 (IRS Employer Identification No.)

Room 801, Plaza B, Yonghe Building,

No.28 AnDingMen East Street，Dongcheng District,

Beijing, China.

Postal Code：100007

(Address of principal executive offices and zip code)

Phone: 86-10-64097316

Fax: 86-10-64097026

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

(1) On April 3, 2014, General Agriculture Corporation (“Company”) dismissed its independent registered public accounting firm YSL & Associates LLC (YSL). The decision to dismiss YSL was adopted by the Board of Directors of the Company.

None of the reports of YSL, on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit reports for the two most recent fiscal years and any subsequent interim period through April 3, 2014 (date of dismissal), (i) there were no disagreements between the Company and YSL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of YSL, would have caused them to make reference to the subject matter of the disagreement in connection with its report; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided YSL with a copy of the foregoing disclosures and requested that YSL furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(2) On April 3, 2014, the Audit Committee of the Board of Director of the Company approved the engagement of Friedman LLP as its principal accountant to audit the Company's financial statements.  During the years ended September 30, 2012 and 2013 and the interim period through April 3, 2014, neither the Company nor anyone on its behalf consulted Friedman LLP regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter regarding the Company that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Descriptions

16.1	Letter from YSL & Associates LLC regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Agriculture Corporation
Dated: April 7, 2014
	By:	/s/ Xingping Hou
Name: Xingping Hou
Title: Chief Executive Officer